                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Rocky Mountain Internet, Inc.
Denver, Colorado


We hereby consent to the use in this registration statement of Rocky Mountain Internet, Inc. on Amendment No. 3 to Form S-1 of our report dated February 27, 1998, with respect to the balance sheets of Rocky Mountain Internet, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity (deficit), and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in such registration statement.


                              BAIRD, KURTZ & DOBSON


Denver, Colorado
November 4, 1998